PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


I am the Chief Executive Officer of PowerLinx, Inc., a Nevada corporation (the "Company"). I am delivering this certificate in connection with the Form 10-K/A of the Company for the year ended December 31, 2005 and filed with the Securities and Exchange Commission ("Form 10-K").


Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Form 10-K fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: June 20, 2006
                              /s/ Michael Tomlinson
                             -----------------------
                             Michael Tomlinson
                             Chief Executive Officer